Exhibit 10.2

THIRD AMENDMENT AND CONSENT TO CREDIT AGREEMENT,

CONSENT TO COLLATERAL VESSEL MORTGAGE AND

FIRST AMENDMENT TO SECURITY AGREEMENT

THIRD AMENDMENT AND CONSENT TO CREDIT AGREEMENT, CONSENT TO COLLATERAL VESSEL MORTGAGE AND FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of July 8, 2003, among TRICO MARINE SERVICES, INC., a Delaware corporation (the “Parent”), TRICO MARINE ASSETS, INC., a Delaware corporation (“Trico Assets”), TRICO MARINE OPERATORS, INC., a Louisiana corporation (“Trico Operators” and, together with Trico Assets, the “Borrowers” and each, a “Borrower”), the Lenders party to the Credit Agreement referred to below (the “Lenders”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent under the Credit Documents (in such capacity, the “Administrative Agent”) and collateral agent under the Security Documents (in such capacity, the “Collateral Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

WITNESSETH :

WHEREAS, the Parent, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of December 18, 2002 (as amended, modified, restated and/or supplemented through, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, Trico Assets and the Collateral Agent are parties to a First Preferred Fleet Mortgage, dated as of December 18, 2002 (as amended, modified, restated and/or supplemented through, but not including, the date hereof, the “U.S. Collateral Vessel Mortgage”);

WHEREAS, the Borrowers and the Collateral Agent are parties to a Security Agreement and Assignment of Earnings and Insurances, dated as of December 18, 2002 (as amended, modified, restated and/or supplemented through, but not including, the date hereof, the “Security Agreement”);

WHEREAS, Trico Assets has requested the ability to (i) de-flag and de-register each of the Collateral Vessels FIREHOLE RIVER, PLATTE RIVER and SNAKE RIVER (each, a “Vessel” and collectively, the “Vessels”), in each case currently flagged and registered in the United States (each transaction referred to in this clause (i), a “De-flagging Transaction” and collectively, the
“De-flagging Transactions”), and (ii) re-flag and re-register the respective Vessel under the laws of Mexico as soon as practicable, but in no event later than the respective Re-mortgaging Deadline Date (as defined below) applicable to the respective Vessel (each transaction referred to in this clause (ii), a “Re-flagging Transaction” and collectively, the “Re-flagging Transactions”);

WHEREAS, in connection with each De-flagging Transaction and each related Re-flagging Transaction, Trico Assets has requested the ability to (i) release each Vessel from the U.S. Collateral Vessel Mortgage (each, a “Partial Release” and collectively, the “Partial Releases”) and (ii) concurrently with the respective Re-flagging Transaction (but in no event later than the respective Re-mortgaging Deadline Date), grant the Collateral Agent, for the benefit of the Secured Creditors, a mortgage over the respective Vessel pursuant to a Mexican Collateral Vessel Mortgage (as defined below) (each, a “Re-mortgaging Transaction” and collectively, the “Re-mortgaging Transactions”; the De-flaging Transactions, the Re-flaging Transactions, the Partial Releases and the Re-mortgaging Transactions are collectively referred to herein as the “Transaction”); and

WHEREAS, in order to consummate the Transaction, the Parent and the Borrowers have requested, and the Lenders and the Required Secured Creditors (as defined in the Security Agreement) have agreed to, the amendments and consents provided herein on the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed:

1.    Notwithstanding anything to the contrary contained in the Credit Agreement, the U.S. Collateral Vessel Mortgage, the Security Agreement and the other Credit Documents, the Lenders and the Required Secured Creditors hereby agree that Trico Assets shall be permitted to consummate the Transaction on and after the Third Amendment Effective Date, and hereby authorize the Administrative Agent and the Collateral Agent to take all actions that they deem appropriate in connection therewith (it being understood that (i) the failure of Trico Assets to consummate any part of the Transaction; or (ii) the failure by the Parent or the Borrowers to cause the documentation referred to in paragraph 2 of this Amendment to be delivered; or (iii) the failure by the Parent or the Borrowers to cause the other requirements set forth in said paragraph 2 to be satisfied, in each case within the time periods required by this Amendment, shall, in each case, constitute an “Event of Default” under, and for all purposes of, the Credit Agreement and the other Credit Documents).

2.    The Parent and the Borrowers hereby agree to cause each of the following to occur on or prior to each date (in each case, a “Re-mortgaging Deadline Date”) which is 15 Business Days following the date of the provision by the Collateral Agent of a Partial Release in respect of a Vessel (or, in each case, such longer period of time as is acceptable to the Collateral Agent):

(i)    Trico Assets shall duly authorize, execute and deliver, and arrangements satisfactory to the Administrative Agent shall be in place for recording in the vessel registry of Mexico, a first preferred mortgage (each, a “Mexican Collateral Vessel Mortgage” and collectively, the “Mexican Collateral Vessel Mortgages”), in the form of Exhibit A to this Amendment (appropriately completed), and such Mexican Collateral Vessel Mortgage shall, following the recordation thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable first priority security interest in, and lien upon, the respective Vessel or Vessels referred to therein (subject only to Permitted Liens);

(ii)    the Administrative Agent shall receive from Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., U.S. counsel to Trico Assets, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the date of the execution and delivery of each Mexican Collateral Vessel Mortgage, in form and substance satisfactory to the Administrative Agent and covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request;

(iii)    the Administrative Agent shall receive from J. W. Pinedo & Asociados, S.C., special Mexican counsel to Trico Assets, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the date of the execution and delivery of each Mexican Collateral Vessel Mortgage, in form and substance satisfactory to the Administrative Agent and covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request;

(iv)    the Administrative Agent shall receive a report, in form and substance reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent, with respect to the insurance maintained by Trico Assets in respect of the Vessel or Vessels then being re-mortgaged, together with a certificate from such broker certifying that such insurances (x) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent as mortgagee and (y) otherwise conform with the insurance requirements of the Security Agreement and the respective Mexican Collateral Vessel Mortgage;

(v)    Trico Assets shall provide to the Collateral Agent such instruments and filings (including, without limitation, amendments to existing UCC-1s and filings in Mexico, if necessary), and taken such other actions, in each case deemed necessary or desirable in the opinion of the Collateral Agent to protect and preserve the security interests in the Vessel or Vessels then being re-mortgaged (or, in each case, arrangements satisfactory to the Collateral Agent in connection therewith shall have been made); and

(vi)    the Borrowers shall have paid in full to the Administrative Agent all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and the Lenders to the extent then due and invoiced to the Borrowers.

3.    Section 7.22 of the Credit Agreement is hereby amended by (i) inserting the text “or such other jurisdiction as is agreed to in writing by the Required Lenders” immediately after the text “flagged in the United States” appearing in subsection (a) thereof,
(ii) deleting the text “or other nationally recognized classification society)” appearing in subsection (a) thereof and inserting the text “or other nationally or internationally recognized classification society (if applicable))” in lieu thereof, and (iii) inserting the text “or such other jurisdiction as the Required Lenders have agreed to in writing to permit a Collateral Vessel or Collateral Vessels to be registered and flagged” immediately after the text “laws of the United States” appearing in subsection (b) thereof.

4.    The first WHEREAS clause of the Security Agreement is hereby amended by deleting the text “Trico Marine Operators, Inc. (“Trico Operators” and, together with the Debtor, the “Borrowers” and each, a “Borrower”),” appearing therein.

5.    The definition of “Vessels” appearing in Article 2 of the Security Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

“Vessels” shall mean each Collateral Vessel owned by the Debtor and subject to a Collateral Vessel Mortgage.

6.    This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when: (i) the Parent, each Borrower, the Required Lenders and the Required Secured Creditors (as defined in the Security Agreement) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office; and (ii) Trico Assets shall have delivered to the Administrative Agent certified resolutions with respect to the matters set forth in this Amendment in form and substance reasonably satisfactory to the Administrative Agent and dated on or prior to the Third Amendment Effective Date.

7.    In order to induce the Lenders and the Required Secured Creditors to enter into this Amendment, the Parent and each Borrower hereby represent and warrant that (i) no Default or Event of Default exists as of the Third Amendment Effective Date, both before and after giving effect to this Amendment, and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Third Amendment Effective Date, both before and after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date).

8.    This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Parent and the Administrative Agent.

9.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

10.    From and after the Third Amendment Effective Date, (x) all references in the Credit Agreement and each other Credit Document to the Credit Agreement and each other Credit Document shall be deemed to be references to the Credit Agreement and each other Credit Document as modified hereby, (y) this Amendment shall constitute a “Credit Document” for all purposes under the Credit Agreement and the other Credit Documents and (z) each Mexican Collateral Vessel Mortgage entered into after the Third Amendment Effective Date shall constitute a “Collateral Vessel Mortgage” for all purposes under the Credit Agreement and the other Credit Documents.

11.    This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

TRICOMARINE SERVICES, INC.

By:	/s/ Ronald O. Palmer
Name: Ronald O. Palmer Title: Chairman & CEO

TRICO MARINE ASSETS, INC.

By:	/s/ Ronald O. Palmer
Name: Ronald O. Palmer Title: Executive Vice President

TRICO MARINE OPERATORS, INC.

By:	/s/ Ronald O. Palmer
Name: Ronald O. Palmer Title: Executive Vice President

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, Individually, as Administrative Agent and as Collateral Agent

By:	/s/ Anne Engen
Name: Ann Engen Title: Vice President
By:	/s/ Alison Bas Name: Alison Bas Title: Vice President

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:	/s/ Douglas Newton
Name: Douglas Newton Title: Associate Director

VEREINS –UND WESTBANK AG

By:	/s/ Marquart
Name: Marquart Title: Senior Vice President

By:	/s/ Schilling Name: Schilling Title: Vice President

HSH NORDBANK AG

By:	/s/ Noll
Name: Noll Title: Vice President

By:	/s/ Radtue
Name: Radtue Title: Vice President